Exhibit 99.1

TEXT OF THE AMENDMENT TO BYLAWS

OF

E. I. DU PONT DE NEMOURS AND COMPANY

Effective November 1, 2009

ARTICLE V.

OFFICERS

SECTION 1.  Officers.  The Board shall appoint at least the following officers of the Company: a Chair of the Board, ~~an Executive Vice President DuPont-Finance~~ a Chief Executive Officer, one or more Executive Vice Presidents, a Chief Financial Officer, a Treasurer and a Secretary.

The Board and the Office of the Chief Executive, may appoint such other officers as they deem necessary, who shall have such authority and shall perform such duties as may be prescribed, respectively, by the Board or the Office of the Chief Executive.

SECTION 6.  ~~Executive Vice President DuPont-Finance~~ Chief Financial Officer.  The ~~Executive Vice President DuPont-Finance~~ Chief Financial Officer shall be the ~~chief~~ principal financial officer of the Company and shall have such powers and perform such duties as may be assigned to such ~~Executive Vice President DuPont-Finance~~ Chief Financial Officer by the Board or the Office of the Chief Executive.

SECTION 7.  Treasurer.  Under the general direction of the ~~Executive Vice President DuPont-Finance~~ Chief Financial Officer, the Treasurer shall have such powers and perform such duties as may be assigned to such Treasurer by the Board or the Office of the Chief Executive.

SECTION 9.  Controller.  The Board may appoint a Controller.  Under the general direction of the ~~Executive Vice President DuPont-Finance~~ Chief Financial Officer, the Controller shall have such powers and perform such duties as may be assigned to such Controller by the Board or the Office of the Chief Executive.

ARTICLE VI.

MISCELLANEOUS

SECTION 6.  Corporate Seal.  The seal of the Company shall be circular in form, containing the words “E. I. DU PONT DE NEMOURS AND CO.” and “DELAWARE” on the circumference, surrounding the words “FOUNDED” and “SEAL,” and the date “1802.”

The seal shall be in the custody of the Secretary.  A duplicate of the seal may be kept and used by the ~~Executive Vice President DuPont-Finance~~ Chief Financial Officer, any Vice President — DuPont Finance, the Treasurer, or by any Assistant Secretary or Assistant Treasurer.